Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-10 21988G 833

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 1, 2002.

INTEREST ACCOUNT
Balance as of October 1, 2001 ...................................          $0.00
         Scheduled Income received on securities ................    $986,580.00
         Unscheduled Income received on securities ..............          $0.00

LESS:
         Distribution to Holders ................................   -$986,580.00
         Distribution to Depositor ..............................          $0.00
         Balance as of April 1, 2002 ............................          $0.00

PRINCIPAL ACCOUNT
Balance as of October 1, 2001 ...................................          $0.00
         Scheduled Principal payment received on securities .....          $0.00
LESS:
         Distribution to Holders ................................          $0.00
Balance as of April 1, 2002 .....................................          $0.00

                   UNDERLYING SECURITIES HELD AS OF APRIL 1, 2002

Principal
Amount                  Title of Security
------                  -----------------
$37,800,000       Motorola, Inc. 5.22% Debentures
                  Due October 1, 2097
                  CUSIP: 620076AM1

U.S Bank Trust National Association, as Trustee